Exhibit 21.1

BEARINGPOINT, INC. SUBSIDIARIES

800 MHz Transition Administrator, LLC (Delaware)

Barents Group Egypt, Ltd. (Egypt)

BearingPoint (Asia Pacific) Limited (BVI)

BearingPoint (Asia Pacific) Pte. Ltd. (Singapore)

BearingPoint (ASPAC) Sdn. Bhd. (Malaysia)

BearingPoint (Hong Kong) Limited (BVI)

BearingPoint (Netherlands Americas) N.V. (Curacao)

BearingPoint (Thailand) Ltd. (Thailand)

BearingPoint 2002 (Brasil) Ltda. (Brazil)

BearingPoint 2002 Asia Pacific Pte. Ltd. (Singapore)

BearingPoint 2002 Asia Pacific Pty. Ltd. (Australia)

BearingPoint 2002 Australia Pty. Ltd. (Australia)

BearingPoint 2002 Peru SRL (Peru)

BearingPoint 2002 Singapore Pte. Ltd. (Singapore)

BearingPoint Advisors Venezuela C.A. (Venezuela)

BearingPoint Americas Holdings Limited (Bermuda)

BearingPoint Americas, Inc. (Delaware)

BearingPoint Australia Pty. Ltd. (Australia)

BearingPoint B.V. (Netherlands)

BearingPoint Belgium s.p.r.l. (Belgium)

BearingPoint BG Australia Pty. Ltd. (Australia)

BearingPoint BG, LLC (Delaware)

BearingPoint Business Consulting España SL (Spain)

BearingPoint Business Consuting Pte. Ltd. (India)

BearingPoint Canada Holding I, Inc. (Canada)

BearingPoint Canada Holding II, Inc. (Canada)

BearingPoint Capital, LLC (Delaware)

BearingPoint Chile Limitada (Chile)

BearingPoint Co., Ltd. (Chiyoda-ku)(Japan)

BearingPoint Co., Ltd. (Shinjuku-ku)(Japan)

BearingPoint Consulting 2002 Finland Oy (Finland)

BearingPoint Denmark ApS (Denmark)

BearingPoint ECA Limited (Kenya)

BearingPoint Enterprise Holdings, LLC (Delaware)

BearingPoint Europe Limited (UK)

BearingPoint Finland Oy (Finland)

BearingPoint France SAS (France)

BearingPoint Global Caymans I Limited (Cayman Islands)

BearingPoint Global Caymans II Limited (Caymans Islands)

BearingPoint Global Consulting Netherlands B.V. (Netherlands)

BearingPoint Global Delaware, LLC (Delaware)

BearingPoint Global Holdings II Limited (Bermuda)

BearingPoint Global Operations, Inc. (Delaware)

BearingPoint Global Solutions Danismanlik Ltd. Sirket (Turkey)

BearingPoint Global, Inc. (Delaware)

BearingPoint GmbH (Austria)

BearingPoint GmbH (Germany)

BearingPoint Guam LLC (Guam)

BearingPoint Holdings GmbH & Co. KG (Germany)

BearingPoint Hungary Consulting Limited Liability Company (Hungary)

BearingPoint INFONOVA GmbH (Austria)

BearingPoint INFONOVA GmbH (Germany)

BearingPoint Information Technologies (Shanghai) Ltd. (China)

BearingPoint Information Technology N.V. (Aruba)

BearingPoint Information Technology N.V. (Curacao)

BearingPoint International Bermuda Holdings Limited (Bermuda)

BearingPoint International Holdings I Limited (Bermuda)

BearingPoint International Holdings II Limited (Bermuda)

BearingPoint International Holdings Limited (Bermuda)

BearingPoint International I, Inc. (Delaware)

BearingPoint Ireland Limited (Bermuda)

BearingPoint Israel, LLC (Delaware)

BearingPoint Italy Srl. (Italy)

BearingPoint Jordan LLC. Co (Jordan)

BearingPoint KCA Holdings Limited (Bermuda)

BearingPoint Limitada (El Salvador)

BearingPoint Limited (Ireland)

BearingPoint Limited (UK)

BearingPoint LP (Canada)

BearingPoint Ltda (Brazil)

BearingPoint Managed Services GmbH (Austria)

BearingPoint Managed Services GmbH (Germany)

BearingPoint Managed Services, S.L. (Spain)

BearingPoint Management Consulting (Shanghai) Ltd. (China)

BearingPoint Management Consulting N.V. (Aruba)

BearingPoint Management Consulting N.V. (Curacao)

BearingPoint Mexicana S.A. de C.V. (Mexico)

BearingPoint Mexico S. de R.L. de C.V. (Mexico)

BearingPoint Middle East FZ-LLC (UAE)

BearingPoint N.B. Inc. (Canada)

BearingPoint N.V. (Suriname)

BearingPoint Netherlands Holdings B.V. (Netherlands)

BearingPoint New Zealand Limited (New Zealand)

BearingPoint Norway AS (Norway)

BearingPoint OOO (Russia)

BearingPoint Pakistan (Private) Limited (Pakistan)

BearingPoint Philippines Limited (Bermuda)

BearingPoint Pte. Ltd. (Singapore)

BearingPoint Puerto Rico, LLC (Delaware)

BearingPoint Russia, LLC (Delaware)

BearingPoint S.A. (Argentina)

BearingPoint S.A. (Costa Rica)

BearingPoint S.A. (Peru)

BearingPoint S.I., Inc. (Korea)

BearingPoint S-Beteiligungsverwaltung GmbH (Austria)

BearingPoint Software Solutions, S.L. (Spain)

BearingPoint South Pacific, LLC (Delaware)

BearingPoint Southeast Asia, LLC (Delaware)

BearingPoint Spain Holdings Limited (UK)

BearingPoint Sweden AB (Sweden)

BearingPoint Switzerland AG (Switzerland)

BearingPoint Technology Holdings Limited (Bermuda)

BearingPoint Technology Procurement Services GmbH (Austria)

BearingPoint Technology Procurement Services GmbH (Germany)

BearingPoint Technology Procurement Services, LLC (Delaware)

BearingPoint USA, Inc. (Delaware)

BearingPoint USVI, LLC (US Virgin Islands)

BearingPoint V, Inc. (Canada)

BearingPoint, Inc. (Korea)

BearingPoint, LLC (Delaware)

BearningPoint Germany GmbH (Germany)

BearningPoint Global Solutions Delivery GmbH (Germany)

Dallas Project Holdings Limited (Barbados)

Educational Information Management Systems LLC (Delaware)

Flash Global Solutions Delivery Projekt- und Vertriebs- GmbH (Germany)

GDFFT Holding N.V. (Curacao)

i2Midlantic, LLC (Delaware)

i2Northwest, LLC (Delaware)

KCI Funding Corporation (Delaware)

KCIN Consulting 2002 Colombia SA (Colombia)

Kompetenzzentrum fur wissensbasierte Anwendungen und System Forschungs-und Entwichklungs GmbH (Austria)

KPMG Consulting Spain BV (Netherlands)

KPMG Consulting, Inc. (Panama)

KPMG Consultoria S.A. (Guatemala)

Metis Projekt- und Vertriebs- GmbH (Germany)

Metrius, Inc. (Delaware)

OAD Acquisition Corp. (Delaware)

OAD Group, Inc. (California)

Paradawn N.V. (Curacao)

Peatmarwick, Inc. (New York)

Peloton Holdings, LLC (Delaware)

PT Barents Indonesia (Indonesia)

Shijon N.V. (Curacao)

Softline Acquisition Corp. (Delaware)

Softline Consulting and Integrators, Inc. (California)

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